UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2026

DAILY JOURNAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

South Carolina
(State or Other Jurisdiction of Incorporation)

0-14665	95-4133299
(Commission File Number)	(IRS Employer Identification No.)

915 E. First Street
Los Angeles, CA	90012
(Address of Principal Executive Offices)	(Zip Code)

(213) 229-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DJCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07         Submission of Matters to a Vote of Security Holders

On February 24, 2026, Daily Journal Corporation (the “Company”) held its 2026 Annual Meeting of Shareholders. A total of 1,235,109 shares were represented in person or by valid proxy, and the final results for each proposal voted on at the meeting are set forth below:

Proposal 1 – Election of Directors. The Company's shareholders elected four directors to serve until the next annual meeting of shareholders and the election of their successors, with each director receiving the support of more than 95% of the votes cast, excluding abstentions and broker non-votes. The number of votes cast for and against each of the directors is set forth below. There were 300,133 broker non-votes.

Nominees	Votes For	Votes Against	Votes Abstained
Mary Conlin	883,738	45,273	5,965
John B. Frank	905,749	23,004	6,223
Steven Myhill-Jones	920,409	8,403	6,164
Rasool Rayani	903,778	24,944	6,254

Proposal 2 – Ratification of Baker Tilly US, LLP as Independent Registered Public Accounting Firm. The Company's shareholders ratified the appointment of Baker Tilly US, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2026. There were no broker non-votes on this proposal.

Votes For	Votes Against	Votes Abstained
1,222,331	2,268	10,510

Proposal 3 – Advisory Vote on Executive Compensation. The Company's shareholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers. There were 300,133 broker non-votes.

Votes For	Votes Against	Votes Abstained
907,768	17,834	9,374

[SIGNATURE PAGE FOLLOWS]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

Dated: February 25, 2026	/s/ Erik Nakamura
Erik Nakamura Chief Financial Officer

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